Press Release
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2013

     J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2013.

     Revenues from Operations for the three months ended July 31, 2013 were $3,887,376 compared to revenues of $4,252,628 in the comparable 2012 three-month period, while revenues from Operations for the twelve months ended July 31, 2013 were $15,891,823 compared to revenues of $16,530,063 in the comparable 2012 twelve-month period.

     Net income for the three months ended July 31, 2013, was $100,828, or $.05 per share, compared to net income of $444,272, or $.22 per share, in the comparable 2012 three-month period.

     Net income for the twelve months ended July 31, 2013 was $663,671, or $.33 per share, compared to net income of $1,270,353, or $.63 per share, in the comparable 2012 twelve-month period.

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Dated: October 2, 2013